UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

THE ASIA TIGERS FUND, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

IMPORTANT INVESTOR INFORMATION

Dear Shareholder:

Please find enclosed a copy of the proxy statement, proxy card and other supporting material regarding the upcoming Shareholder Meeting for The Asia Tigers Fund, Inc. originally scheduled for March 16, 2018 and adjourned to April 2, 2018.   You currently own voting rights for an investment(s) in one or more securities and can find details about the proposals in the statement and ballot enclosed.  Please review this information carefully and contact us once you are ready to vote your shares. You may also vote by sending us an email to edelivery@proxyonline.com or mail the proxy ballot in the postage paid envelope provided but, keep in mind, the only guarantee of receiving your vote by the Meeting is to call us or email.

If you should have any questions about this material or the proposals to be voted on or how to vote, please call toll-free 1-888-288-0951 between the hours of 9:00 a.m. and 10:00 p.m. Eastern Time, Monday through Friday.

We cannot stress enough the importance of representing your ownership rights at the Special Shareholder Meeting.

Thank you for your time and consideration.

Voting is easy and only takes a few moments of your time.  No confidential information is needed and the phone call is toll-free.

1-888-288-0951

The proxy materials contain important information; please read them carefully. Copies of the Proxy Statement/Prospectus are available for free on the Securities and Exchange Commission’s web site at www.sec.gov or by visiting the Fund’s web site at http://www.aberdeengrr.com/en/usclosedgrr/announcements or by calling 1-888-288-0951.

AST FINANCIAL	48 Wall Street	NY New York 10005